As filed with the Securities and Exchange Commission on April 23, 2012

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

FIRST PACTRUST BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	04-3639825
(State of Incorporation or Organization)	(IRS Employer Identification Number)

18500 Von Karman Avenue, Suite 1100 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates: 333-170622

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.50% Senior Notes Due April 15, 2020	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Each Class)

First PacTrust Bancorp, Inc. (the “Registrant”) has filed with the Commission pursuant to Rule 424(b) (File No. 333-170622) under the Securities Act of 1933 the prospectus supplement dated April 18, 2012 (the “Prospectus Supplement”) to a prospectus dated November 23, 2010 (the “Prospectus”) relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities To Be Registered.

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 13 through 25 of the Prospectus, and “Description of the Notes” on pages S-33 through S-43 of the Prospectus Supplement.

Item 2.	Exhibits.

4.1	Senior Debt Securities Indenture, dated as of April 23, 2012, between First PacTrust Bancorp, Inc., as Issuer, and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 of First PacTrust Bancorp, Inc.’s Form 8-K filed on April 23, 2012).

4.2	Supplemental Indenture, dated as of April 23, 2012, between First PacTrust Bancorp, Inc., as Issuer, and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 of First PacTrust Bancorp, Inc.’s Form 8-K filed on April 23, 2012).

4.3	Form of 7.50% Senior Notes due April 15, 2020 (incorporated herein by reference to Exhibit 4.3 of First PacTrust Bancorp, Inc.’s Form 8-K filed on April 23, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 23, 2012

FIRST PACTRUST BANCORP, INC.

By:	/s/ Richard A. Herrin
Name:	Richard A. Herrin
Title:	Executive Vice President, Chief Administrative Officer and Corporate Secretary

[Signature Page to Form 8-A]

EXHIBIT INDEX

Exhibit Number	Description
4.1	Senior Debt Securities Indenture, dated as of April 23, 2012, between First PacTrust Bancorp, Inc., as Issuer, and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 of First PacTrust Bancorp, Inc.’s Form 8-K filed on April 23, 2012).

4.2	Supplemental Indenture, dated as of April 23, 2012, between First PacTrust Bancorp, Inc., as Issuer, and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 of First PacTrust Bancorp, Inc.’s Form 8-K filed on April 23, 2012).

4.3	Form of 7.50% Senior Notes due April 15, 2020 (incorporated herein by reference to Exhibit 4.3 of First PacTrust Bancorp, Inc.’s Form 8-K filed on April 23, 2012).